Press Release

Contact:Lisa M. Vorakoun

Vice President, Chief Accounting Officer and Interim Chief

Financial Officer and Treasurer

(386) 944-5641

lvorakoun@alpinereit.com

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST REPORTS FIRST QUARTER 2024 OPERATING RESULTS

WINTER PARK, FL – April 18, 2024 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced its operating results and earnings for the quarter ended March 31, 2024.

Select Highlights

◾	Reported Net Loss per diluted share attributable to the Company of ($0.02) for the quarter ended March 31, 2024.
◾	Reported FFO per diluted share of $0.41 for the quarter ended March 31, 2024, an increase of 13.9% from the comparable prior year period.
◾	Reported AFFO per diluted share of $0.42 for the quarter ended March 31, 2024, an increase of 16.7% from the comparable prior year period.
◾	Originated one first mortgage investment with a total funding commitment of $7.2 million, of which $3.6 million was funded during the quarter ended March 31, 2024, at an initial yield of 11.3%.
◾	Increased investment grade-rated tenant exposure to 65% as of March 31, 2024, up from 58% as of March 31, 2023.
◾	Repurchased 45,768 shares of the Company’s common stock at a weighted average gross price of $16.90 per share, for a total cost of $0.8 million.
◾	Paid a cash dividend for the first quarter of 2024 of $0.275 per share, representing an annualized yield of 7.5% based on the closing price of the Company’s common stock on April 17, 2024.

CEO Comments

“We are pleased that our earnings and portfolio will benefit from our origination of a high yielding $7.2 million first mortgage, Chick-fil-A anchored pad site development, which we closed in the first quarter of 2024,” said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “While we were actively pursuing traditional acquisitions, we have found sellers reluctant to transact at prices that reflect the current interest rate environment. We are anticipating that the market for traditional acquisitions will become more attractive as the markets continue to adjust to higher for longer rates.”

Quarterly Operating Results Highlights

The table below provides a summary of the Company’s operating results for the quarter ended March 31, 2024 (in thousands, except per share data):

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Variance to Comparable Period in the Prior Year
Total Revenues	$12,466	$11,156	$ 1,310	11.7%

Net Income (Loss)	$(283)	$3,745	$ (4,028)	(107.6%)
Net Income (Loss) Attributable to PINE	$(260)	$3,339	$ (3,599)	(107.8%)
Net Income (Loss) per Diluted Share Attributable to PINE	$(0.02)	$0.21	$ (0.23)	(108.2%)

FFO (1)	$6,130	$5,627	$ 503	8.9%
FFO per Diluted Share (1)	$0.41	$0.36	$ 0.05	13.9%
AFFO (1)	$6,243	$5,635	$ 608	10.8%
AFFO per Diluted Share (1)	$0.42	$0.36	$ 0.06	16.7%

Dividends Declared and Paid, per Share	$0.275	$0.275	$ 0.000	0.0%

(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Investments

During the three months ended March 31, 2024, the Company acquired one land parcel, for which the Company already owned the property leased to CVS, for a purchase price of $1.0 million, reflecting a going-in cash cap rate of 7.3% representing the value of monthly lease payments which will no longer be required.

During the three months ended March 31, 2024, the Company originated one first mortgage investment with a total funding commitment of $7.2 million, of which $3.6 million was funded during the quarter ended March 31, 2024,  at an initial yield of 11.3%.

Property Portfolio

The Company’s property portfolio consisted of the following as of March 31, 2024:

Number of Properties	138
Square Feet	3.8 million
Annualized Base Rent	$38.9 million
Weighted Average Remaining Lease Term	6.9 years
States where Properties are Located	35
Occupancy	99.0%

% of Annualized Base Rent Attributable to Investment Grade Rated Tenants (1)(2)	65%
% of Annualized Base Rent Attributable to Credit Rated Tenants (1)(3)	89%

Any differences are a result of rounding.

(1)

Annualized Base Rent (“ABR”) represents the annualized in-place straight-line base rent required by the tenant’s lease. ABR is a non-GAAP financial measure. We believe this non-GAAP financial measure is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the real estate portfolios and operating performance of REITs.

(2)

The Company defines an Investment Grade Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher. If applicable, in the event of a split rating between S&P Global Ratings and Moody’s Investors Services, the Company utilizes the higher of the two ratings as its reference point as to whether a tenant is defined as an Investment Grade Rated Tenant.

(3)

The Company defines a Credit Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

The Company’s property portfolio included the following top tenants that represent 2.0% or greater of the Company's total annualized base rent as of March 31, 2024:

Tenant	Credit Rating (1)	% of Annualized Base Rent
Walgreens	BBB- / Ba2	12%
Lowe’s	BBB+ / Baa1	9%
Dick’s Sporting Goods	BBB / Baa3	9%
Dollar Tree/Family Dollar	BBB / Baa2	9%
Dollar General	BBB / Baa2	5%
Walmart	AA / Aa2	5%
Best Buy	BBB+ / A3	4%
At Home	CCC / Caa3	4%
Hobby Lobby	NR / NR	3%
Home Depot	A / A2	3%
LA Fitness	B/ B3	2%
Kohl’s	BB / Ba2	2%
Burlington	BB+ / Ba2	2%
Camping World	B / B2	2%
Other		29%
Total		100%

Any differences are a result of rounding.

(1)	Credit rating is from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners, as applicable, as of March 31, 2024.

The Company’s property portfolio consisted of the following industries as of March 31, 2024:

Industry	% of Annualized Base Rent
Dollar Stores	14%
Pharmacy	13%
Home Improvement	13%
Sporting Goods	12%
Home Furnishings	8%
General Merchandise	6%
Consumer Electronics	6%
Grocery	5%
Entertainment	5%
Off-Price Retail	4%

Health & Fitness		4%
Specialty Retail		3%
Automotive Parts		2%
Office Supplies		1%
Convenience Stores		1%
Farm & Rural Supply		1%
Quick Service Restaurant		1%
Casual Dining		<1%
Pet Supplies		<1%
Other (1)		< 1%
Total	23 Industries	100%

Any differences are a result of rounding.

(1)	Includes four industries collectively representing less than 1% of the Company’s ABR as of March 31, 2024.

The Company’s property portfolio included properties in the following states as of March 31, 2024:

State	% of Annualized Base Rent
New Jersey	12%
Texas	9%
New York	9%
Michigan	8%
Ohio	7%
Georgia	6%
Florida	5%
Illinois	4%
West Virginia	4%
Oklahoma	3%
Alabama	3%
Minnesota	3%
Kansas	3%
Arizona	2%
Wisconsin	2%
Louisiana	2%
Missouri	2%
Massachusetts	2%
Maryland	2%
Nevada	2%
South Carolina	2%
Pennsylvania	2%
Arkansas	1%
Connecticut	1%
Indiana	1%
New Mexico	1%
Nebraska	<1%
Maine	<1%

North Carolina		<1%
Washington		< 1%
South Dakota		< 1%
California		< 1%
Virginia		< 1%
Kentucky		< 1%
Mississippi		< 1%
Total	35 States	100%

Any differences are a result of rounding.

Capital Markets and Balance Sheet

During the quarter ended March 31, 2024, the Company completed the following notable capital markets activity:

◾	Repurchased 45,768 shares of the Company’s common stock for a total cost of $0.8 million, or an average price of $16.90 per share.

The following table provides a summary of the Company’s long-term debt as of March 31, 2024:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
2026 Term Loan (1)	$100.0 million	SOFR + 10 bps + [1.35% - 1.95%]	May 2026
2027 Term Loan (2)	$100.0 million	SOFR + 10 bps + [1.25% - 1.90%]	January 2027
Revolving Credit Facility (3)	$73.0 million	SOFR + 10 bps + [1.25% - 2.20%]	January 2027
Total Debt/Weighted Average Rate	$273.0 million	3.80%
(1)

As of March 31, 2024, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2026 Term Loan balance.

(2)

As of March 31, 2024, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 1.18% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2027 Term Loan balance.

(3)

As of March 31, 2024, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 3.21% plus the SOFR adjustment of 0.10% and the applicable spread on $50 million of the outstanding balance on the Company’s Revolving Credit Facility.

As of March 31, 2024, the Company held a 91.8% interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”). There were 1,223,854 OP Units held by third parties outstanding and 13,618,108 shares of the Company’s common stock outstanding, for total outstanding common stock and OP Units held by third parties of 14,841,962 as of March 31, 2024.

As of March 31, 2024, the Company’s net debt to Pro Forma EBITDA was 7.4 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.4 times. As of March 31, 2024, the Company’s net debt to total enterprise value was 53.9%. The Company calculates total enterprise value as the sum of net debt and the market value of the Company's outstanding common shares and OP Units, as if the OP Units have been redeemed for common shares.

Dividend

On February 20, 2024, the Company announced a cash dividend for the first quarter of 2024 of $0.275 per share, payable on March 28, 2024 to stockholders of record as of the close of business on March 14, 2024. The first quarter 2024 cash dividend represents a payout ratio of 67.1% and 65.5% of the Company’s first quarter 2024 FFO per diluted share and AFFO per diluted share, respectively.

2024 Outlook

The Company is maintaining its outlook for 2024 which assumes stable or improving economic activity, strong underlying business trends related to each of our tenants and other significant assumptions.

The Company’s outlook for 2024 is as follows:

	Outlook Range for 2024
	Low		High
Investments	$50 million	to	$80 million
Dispositions	$50 million	to	$80 million
FFO per Diluted Share	$1.51	to	$1.56
AFFO per Diluted Share	$1.53	to	$1.58
Weighted Average Diluted Shares Outstanding	14.9 million	to	14.9 million

First Quarter 2024 Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended March 31, 2024, on Friday, April 19, 2024, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.alpinereit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast:https://edge.media-server.com/mmc/p/5pd8tuhj

Dial-In:https://register.vevent.com/register/BI3cfad882e4f24cdfaa296cedba617ae8

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.alpinereit.com.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that seeks to deliver attractive risk-adjusted returns and dependable cash dividends by investing in, owning and operating a portfolio of single tenant net leased commercial income properties that are predominately leased to high-quality publicly traded and credit-rated tenants.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, credit risk associated with the Company investing in first mortgage investments, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics (such as the COVID-19 Pandemic and its variants) on the Company’s business and the business of its tenants and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”) Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we further modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as loss on extinguishment of debt, amortization of above- and below-market lease related intangibles, straight-line rental revenue, amortization of deferred financing costs, non-cash compensation, and other non-cash income or expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination and/or payoff, and real estate related depreciation and amortization including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, loss on extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-cash income or expense, and other non-recurring items such as disposition management fees. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma EBITDA may not be comparable to similarly titled measures employed by other companies.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) March 31, 2024	December 31, 2023
ASSETS
Real Estate:
Land, at Cost	$150,327	$149,314
Building and Improvements, at Cost	329,118	328,993
Total Real Estate, at Cost	479,445	478,307
Less, Accumulated Depreciation	(38,931)	(34,714)
Real Estate—Net	440,514	443,593
Assets Held for Sale	4,410	4,410
Commercial Loans and Investments	38,046	35,080
Cash and Cash Equivalents	5,145	4,019
Restricted Cash	2,833	9,712
Intangible Lease Assets—Net	47,019	49,292
Straight-Line Rent Adjustment	1,473	1,409
Other Assets	19,581	17,045
Total Assets	$559,021	$564,560
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$6,108	$5,736
Prepaid Rent and Deferred Revenue	3,112	2,627
Intangible Lease Liabilities—Net	4,689	4,907
Long-Term Debt	272,256	275,677
Total Liabilities	286,165	288,947
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 13,618,108 shares issued and outstanding as of March 31, 2024 and 13,659,207 shares issued and outstanding as of December 31, 2023	136	137
Additional Paid-in Capital	242,944	243,690
Dividends in Excess of Net Income	(6,364)	(2,359)
Accumulated Other Comprehensive Income	11,436	9,275
Stockholders' Equity	248,152	250,743
Noncontrolling Interest	24,704	24,870
Total Equity	272,856	275,613
Total Liabilities and Equity	$559,021	$564,560

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

 (In thousands, except share, per share and dividend data)

	Three Months Ended
	March 31, 2024	March 31, 2023
Revenues:
Lease Income	$11,464	$11,156
Interest Income from Commercial Loans and Investments	903	—
Other Revenue	99	—
Total Revenues	12,466	11,156
Operating Expenses:
Real Estate Expenses	1,928	1,434
General and Administrative Expenses	1,542	1,515
Provision for Impairment	31	—
Depreciation and Amortization	6,382	6,335
Total Operating Expenses	9,883	9,284
Gain on Disposition of Assets	—	4,453
Gain on Extinguishment of Debt	—	23
Net Income from Operations	2,583	6,348
Investment and Other Income	69	10
Interest Expense	(2,935)	(2,613)
Net Income (Loss)	(283)	3,745
Less: Net (Income) Loss Attributable to Noncontrolling Interest	23	(406)
Net Income (Loss) Attributable to Alpine Income Property Trust, Inc.	$(260)	$3,339

Per Common Share Data:
Net Income (Loss) Attributable to Alpine Income Property Trust, Inc.
Basic	$(0.02)	$0.24
Diluted	$(0.02)	$0.21
Weighted Average Number of Common Shares:
Basic	13,621,208	14,000,553
Diluted (1)	14,845,062	15,704,047

Dividends Declared and Paid	$0.275	$0.275
(1)

Includes the weighted average of 1,223,854 and 1,703,494 shares during the three months ended March 31, 2024 and 2023, respectively, underlying OP Units including (i) 1,223,854 shares underlying OP Units issued to CTO Realty Growth, Inc. and (ii) 479,640 shares underlying OP Units issued to an unrelated third party, which OP Units were redeemed by PINE for an equivalent number of shares of common stock of PINE during the three months ended December 31, 2023.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31, 2024	March 31, 2023
Net Income (Loss)	$(283)	$3,745
Depreciation and Amortization	6,382	6,335
Provision for Impairment	31	—
Gain on Disposition of Assets	—	(4,453)
Funds from Operations	$6,130	$5,627
Adjustments:
Gain on Extinguishment of Debt	—	(23)
Amortization of Intangibles Assets and Liabilities to Lease Income	(110)	(87)
Straight-Line Rent Adjustment	(65)	(165)
Non-Cash Compensation	79	80
Amortization of Deferred Financing Costs to Interest Expense	180	174
Other Non-Cash Expense	29	29
Adjusted Funds from Operations	$6,243	$5,635

FFO per Diluted Share	$0.41	$0.36
AFFO per Diluted Share	$0.42	$0.36

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(In thousands)

Three Months Ended
March 31, 2024
Net Loss	$(283)
Adjustments:
Depreciation and Amortization	6,382
Provision for Impairment	31
Straight-Line Rent Adjustment	(65)
Non-Cash Compensation	79
Amortization of Deferred Financing Costs to Interest Expense	180
Amortization of Intangible Assets and Liabilities to Lease Income	(110)
Other Non-Cash Expense	29
Other Non-Recurring Items	(21)
Interest Expense, Net of Deferred Financing Costs Amortization	2,755
EBITDA	$8,977

Annualized EBITDA	$35,908
Pro Forma Annualized Impact of Current Quarter Investment Activity (1)	133
Pro Forma EBITDA	$36,041

Total Long-Term Debt	272,256
Financing Costs, Net of Accumulated Amortization	744
Cash and Cash Equivalents	(5,145)
Restricted Cash	(2,833)
Net Debt	$265,022

Net Debt to Pro Forma EBITDA	7.4x
(1)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s investment activity during the three months ended March 31, 2024.